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                                                                 Exhibit 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 14, 1997, accompanying the consolidated financial statements of A.S.V. Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
December 22, 1997